UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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IZEA Worldwide, Inc.
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IZEA Worldwide, Inc.

1317 Edgewater Drive, #1880
Orlando, Florida 32804

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 17, 2023

Dear Stockholder:

    We cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of IZEA Worldwide, Inc. (“IZEA,” “we,” “us” or “our”), which will be held on Tuesday, October 17, 2023 at 5:00 p.m., local time, at Hilton Garden Inn, 1275 Lee Road, Winter Park, FL 32789. We have scheduled the Annual Meeting to:
•elect the seven nominees to the Board of Directors nominated by the Board of Directors;
•approve an amendment and restatement of IZEA’s Amended and Restated 2011 Equity Incentive Plan to, among other things, increase the number of shares of common stock authorized for issuance thereunder by 1,800,000 and to reflect emerging best practices;
•ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•approve, on a non-binding advisory basis, the compensation paid to IZEA’s named executive officers (commonly known as “say-on-pay”); and
•transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

    The accompanying proxy statement sets forth additional information regarding the Annual Meeting and provides you with detailed information regarding the business to be considered at the Annual Meeting. We encourage you to read the proxy statement carefully and in its entirety.

    Only stockholders of record at the close of business on August 17, 2023, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

    YOUR VOTE IS VERY IMPORTANT. Regardless of whether you plan to attend the Annual Meeting, we ask that you promptly cast your vote via telephone or the internet following the instructions provided in the Notice of Internet Availability of Proxy Materials. We encourage you to vote via the internet, because we believe doing so provides the most convenient option for our stockholders, lowers the cost of our annual meeting and conserves natural resources.

By order of the Board of Directors:

Edward H. (Ted) Murphy
September 5, 2023	Chairman, President, and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

    Our proxy statement follows, and our Annual Report on Form 10-K contains financial and other information regarding IZEA. You may find the proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 at www.izea.com/investor-relations/sec-filings.

IZEA Worldwide, Inc.

PROXY STATEMENT
FOR
2023 ANNUAL MEETING OF STOCKHOLDERS

    The Board of Directors (the “Board”) of IZEA Worldwide, Inc. (“the Company,” “IZEA,” “we,” “us,” or “our”), having its principal location at 1317 Edgewater Drive, #1880, Orlando, Florida 32804, is providing these proxy materials to you in connection with IZEA’s 2023 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, October 17, 2023 at 5:00 p.m., local time, at Hilton Garden Inn, 1275 Lee Road, Winter Park, FL 32789. This proxy statement and the accompanying notice and form of proxy are being made available to stockholders on or about September 5, 2023. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q:    Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?
A:    Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. We have sent a Notice of Internet Availability of Proxy Materials, together with a proxy card, to our stockholders of record as of August 17, 2023. Instructions on how to access proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability. In addition, you may request to receive future proxy materials in printed form by mail or electronically. Your election to receive future proxy materials by mail or electronically will remain in effect until you terminate such election.
Q:    How can I access the proxy materials over the Internet?
A:    You may view and also download our proxy materials for the Annual Meeting, including the Notice of Internet Availability, the Proxy Statement, the form of proxy card and our 2022 Annual Report to Stockholders, on our website at www.izea.com as well as at www.proxyvote.com.
Q:    How do I attend the Annual Meeting?
A:    The meeting will be held on Tuesday, October 17, 2023 at 5:00 p.m., local time, at Hilton Garden Inn, 1275 Lee Road, Winter Park, FL 32789. Directions to the meeting location may be obtained by contacting our Corporate Secretary at 407-985-2935
Q:    Who can vote at the Annual Meeting?
A:    All stockholders of record as of the close of business on August 17, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. As of the Record Date, there were 15,388,068 shares of common stock outstanding and entitled to vote at the Annual Meeting. Stockholders do not have cumulative voting rights.
Stockholder of Record: Shares Registered in Your Name
If on the Record Date your shares were registered directly in your name on the books and records of our transfer agent, Broadridge Financial Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted. Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the Record Date.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or similar organization, then you are considered the beneficial owner of shares held in “street name” and are not a stockholder of record. For shares held in street name, the bank, broker, or similar organization is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you will not be able to vote your shares in person at the meeting unless you request and obtain a valid proxy from the stockholder of record authorizing you to vote your shares.
Q:    What items will be voted on at the Annual Meeting?
A:    There are four proposals scheduled to be voted on at the Annual Meeting:

•Proposal 1: Election of Directors. The election of the nominees to the Board nominated by our Board of Directors.
•Proposal 2: Amendment and Restatement of IZEA’s 2011 Amended and Restated Equity Incentive Plan. The approval of an amendment and restatement of IZEA’s Amended and Restated 2011 Equity Incentive Plan to, among other things, increase the number of shares of common stock authorized for issuance thereunder by 1,800,000 and to reflect emerging best practices.
•Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of Grant Thornton LLP as IZEA’s independent registered public accounting firm for the fiscal year ending December 31, 2023.
•Proposal 4: Non-Binding, Advisory Approval of Executive Compensation (“Say-On-Pay”). The approval, on a non-binding advisory basis, of a proposal regarding the compensation paid to IZEA’s named executive officers.

Q:    What are the Board’s voting recommendations?
A: The Board recommends that you vote your shares:

•FOR the nominees to the Board;

•FOR the amendment and restatement of IZEA’s Amended and Restated 2011 Equity Incentive Plan; and

•FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm; and

•FOR the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers.

Q:    What if another matter is properly brought before the meeting?
A:    The Board does not anticipate that any other matters will be presented for consideration at the Annual Meeting. If any other matters are properly raised at the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Q:    How do I vote?
A:    With respect to the election of directors, you may either vote “For” all the nominees to the Board or you may "Withhold" your vote for any nominee you specify. With respect to the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, you may vote “For” or “Against” or abstain from voting.

Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to attend the Annual

Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•In Person. To vote in person, come to the Annual Meeting and we will provide you with a ballot when you arrive.

•By Mail. To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. We must receive your signed proxy card by 11:59 p.m. Eastern time on October 16, 2023 to be counted.

•By Telephone. To vote over the telephone from a location in the United States, Canada, or Puerto Rico, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on October 16, 2023 to be counted.

•Via the Internet. To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m. Eastern time on October 16, 2023 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from the stockholder of record authorizing you to vote your shares. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a proxy form.
Q:    How many votes do I have?
A:    On each matter, you have one vote for each share of common stock you owned as of the Record Date.
Q:    Who is soliciting proxies and who is paying for this proxy solicitation?
A:    We are making, and will bear all expenses incurred in connection with, the solicitation of proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm.
We request persons such as brokers, nominees and fiduciaries holding stock in their names for others or holding stock for others who have the right to give voting instructions, to forward proxy materials to their principals and to request authority for the execution of the proxy. We will reimburse such persons for their reasonable expenses.
Q:    What does it mean if I receive more than one Notice of Internet Availability?
A:    If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the proxy cards in the proxy materials to ensure that all of your shares are voted.
Q:    Can I change or revoke my vote after submitting my proxy?
A:    Yes. You can change or revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may change or revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the Internet.

•You may send a timely written revocation of your proxy to our Corporate Secretary at IZEA Worldwide, Inc. at 1317 Edgewater Drive, #1880, Orlando, Florida 32804.
•You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Q:    What if I do not specify a choice for a matter when returning a proxy?
A:    Your proxy will be treated as follows:
•Stockholders of record. If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

•Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:    Which ballot measures are considered “routine” or “non-routine”?
A:    The election of directors (Proposal 1), amendment and restatement to the 2011 Equity Incentive Plan (Proposal 2), and the approval, on an advisory basis, of the compensation of our named executive officers (Proposal 4) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, so unless the beneficial owner gives the broker or nominee specific instructions regarding the owner’s vote on each proposal, there may be broker non-votes on Proposals 1, 2, and 4.

The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 3) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 3.

Q:    How many votes are needed to approve the proposals?

A:    The following votes are needed to approve each proposal:
•For Proposal 1, which relates to the election of directors, the seven nominees receiving a plurality of the affirmative (“FOR”) votes cast will be elected (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected).
•Proposal 2, which relates to the approval of an amendment and restatement of the 2011 Equity Incentive Plan, requires the affirmative (“FOR”) vote of a majority of votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).
•Proposal 3, which relates to the ratification of our Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).
•Proposal 4, which relates to the approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers, requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal).

Abstentions and broker non-votes, if any, will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting and will have no impact on any proposal.
There are no dissenters’ rights of appraisal with respect to the matters to be acted upon at the meeting.
Q:    What is the quorum requirement for the Annual Meeting?
A:    A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least thirty-three and one-third percent (33 1/3%) of the outstanding shares of stock as of the Record Date are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 15,388,068 shares outstanding and entitled to vote. Thus, the holders of 5,124,227 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in person at the Annual Meeting. Broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
Q:    How can I find out the results of the voting at the Annual Meeting?
A:    Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Form 8-K within four business days following the Annual Meeting.

PROPOSALS TO BE SUBMITTED FOR VOTING
Proposal 1: Election of Directors
    Upon the recommendation of the Nominations and Corporate Governance Committee of our Board, the Board nominated seven directors for election at the 2023 Annual Meeting to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The seven nominees for election to the Board at the Annual Meeting are: Edward H. (Ted) Murphy, Ryan S. Schram, Brian W. Brady, John H. Caron, Lindsay A. Gardner, Daniel R. Rua, and Patrick J. Venetucci.
    Except where authority to vote for directors has been withheld, it is intended that the proxies received pursuant to this solicitation will be voted “FOR” the nominees named below. Our Board of Directors knows of no reason why any nominee would be unable or unwilling to serve, but if such should be the case, proxies will be voted in favor of the remainder of those named and may be voted for substitute nominees in place of those who do not stand. The election of directors will be determined by a plurality of the affirmative (“FOR”) votes cast.
The following table sets forth the nominees to be elected at the 2023 Annual Meeting, the year such director was first elected as a director, and the positions currently held by each director with the Company:

Name	Age	Year First Elected	Position
Edward H. (Ted) Murphy	47	2006	Founder, Chairman of the Board, and Chief Executive Officer
Ryan S. Schram	43	2012	President, Chief Operating Officer, and Director
Brian W. Brady	64	2012	Director, Nominating & Corporate Governance Committee Chairman
John H. Caron	65	2015	Director
Lindsay A. Gardner	63	2013	Director
Daniel R. Rua	55	2012	Director, Compensation Committee Chairman
Patrick J. Venetucci	54	2018	Director, Audit Committee Chairman

Information Concerning Directors and Nominees for Director
    Set forth below is background information regarding each current director, including the business experience for the past five years (and, in some instances, for prior years) and the additional experience, qualifications, attributes or skills that led the Board to conclude that such director or nominee should serve on the Board.

Edward H. (Ted) Murphy, Founder, Chairman of the Board, and Chief Executive Officer, founded IZEA in February 2006 as part of MindComet Corp., an interactive advertising agency that he started in 1999 and served as Chief Executive Officer. IZEA was later spun out of MindComet in September 2006 and Mr. Murphy has served as Chief Executive Officer and a director of IZEA since such time. Mr. Murphy is a serial entrepreneur who is recognized as a pioneer in paid blogging and a catalyst behind the social sponsorship industry. As the Founder and Chief Executive Officer, Mr. Murphy leads IZEA, both with his day-to-day operational leadership and with his strategic vision for IZEA and its products. Mr. Murphy attended Florida State University before starting MindComet and several other earlier Internet-related businesses. Mr. Murphy brings to the Board extensive knowledge of the social sponsorship industry and a deep background in social media, mobile technology, and e-commerce, as well as significant experience in financing technology growth companies.
Ryan S. Schram, President, Chief Operating Officer, and Director, joined the Company in September 2011 as a senior executive leading the Company’s operations, client development, corporate strategy, customer success, marketing communications, and talent acquisition/retention efforts and was named President in January 2021. Prior to joining us, from 2005 to 2011, Mr. Schram served in various leadership roles, most recently as Group Vice President, at the leading engagement marketing company, Hello World (previously ePrize). Earlier in his career, Mr. Schram held roles of increasing responsibility at CBS/Westwood One and Clear Channel Interactive (now iHeartMedia). Mr. Schram holds a Bachelor of Arts degree in Management from the Eli Broad College of Business at Michigan State University. Mr. Schram joined the Company’s Board in October 2012 and brings substantial knowledge and working experience in marketing services and client development within rapidly evolving industries.
Brian W. Brady, Director, Nominating & Corporate Governance Committee Chairman, joined the Company’s Board in August 2012. From 1995 to December 2019, Mr. Brady was the President and Chief Executive Officer of Northwest Broadcasting, Inc., and Chairman of Bryson Holdings LLC. Collectively, these companies owned and operated 15 television stations in nine markets. Mr. Brady currently serves on the board of Duration Media, a proprietary digital ad impression technology product, Syncbak, a privately held technology company, Terrier Media, and Sparx Technology, Inc. (formerly iPowow USA, Inc.). Mr. Brady is also one of three senior advisors for Manhattan West Asset Management, an independent wealth management and high net worth financial advisory firm. Mr. Brady previously served on the FOX Affiliate Board for nine years, serving as Chairman for four of those years. He also previously served on the board of the National Association of Broadcasting (8 years), Saga Communication (9 years) and the Ferris State College Foundation Board (7 years). Mr. Brady holds a Bachelor of Science degree in advertising from Ferris State University. Mr. Brady brings to the Company’s Board more than 25 years of experience in the multi-media industry, making his input invaluable to us as we expand our portfolio of customers and platform offerings.
John H. Caron, Director, joined the Company’s Board in April 2015. Mr. Caron has 30+ years of marketing experience in the consumer-packaged goods and restaurant industries. Since May 2017, Mr. Caron has served as Vice President and a director of Entrepreneurs in Action, Inc., a Florida benefit corporation, which, among other things, will be the Manager of one or more funds to invest in early-stage and start-up social enterprises. Mr. Caron has also served as an independent director on the board of Tijuana Flats since November 2015 and currently serves as its Chairman, sits on the board of Thrive Frozen Nutrition, Inc. since April 2014, and previously served on the board of venVelo, a Central Florida early-stage venture fund, since May 2013. Prior to joining the Company’s Board, Mr. Caron was a member of the Company’s Strategic Advisory Board since June 2013. Mr. Caron served as the President of Olive Garden at Darden Restaurants Inc. from May 2011 to January 2013, Darden’s Chief Marketing Officer from March 2010 to May 2011 and Darden’s Executive Vice President of Marketing for Olive Garden from 2003 to 2010. Before joining Darden Restaurants, Mr. Caron served as Vice President and General Manager of Lipton Beverages for Unilever Bestfoods North America from 2000 to 2002. Mr. Caron received a Bachelor of Science degree in Political Science from The Colorado College and a Master’s degree in American Politics from New York University Department of Politics. Mr. Caron also earned a Master’s in Business Administration in Marketing from New York University Stern School of Business. Mr. Caron’s decades of experience in leading and managing marketing and branding operations in highly competitive industries position him well to serve on the Company’s Board.
Lindsay A. Gardner, Director, joined the Company’s Board in December 2013. Mr. Gardner has 30 years of executive management and leadership experience at companies ranging from technology startups to the world’s largest media and entertainment companies. Mr. Gardner is Director and Interim CEO of Soofa, an outdoor advertising and smart city communication platform, operating its innovative solar-powered digital kiosks in 17 states. Until August 2020, Mr. Gardner served as Senior Vice President and Chief Content Officer of T-Mobile, the nation’s third-largest wireless company, where he spearheaded the company’s entry into video. Previously, he was the Chief Content Officer of Layer3TV, the first new cable operator to launch in the U.S. in a decade. Mr. Gardner joined Layer3TV in January 2015 and led its commercial launch and subsequent sale to T-Mobile. Prior to that, Mr. Gardner was a Senior Advisor to Oaktree Capital Management, a Los Angeles-based private equity firm with $100 billion under management where, beginning in May 2010, he focused on global buyout opportunities in the media sector. From 1999 until mid-2007, Mr. Gardner was Fox Networks’ President, Distribution. Mr. Gardner received an MBA from The Wharton School of the University of Pennsylvania and a Bachelor of Arts degree in

Economics from Brandeis University. Mr. Gardner was elected to serve as a member of the Board due to his significant experience in the media, technology, and entertainment industries, as both an executive and a private equity investor.
Daniel R. Rua, Director, Compensation Committee Chairman, rejoined the Company’s Board in July 2012. Since November 2015, Mr. Rua has served as the Chief Executive Officer of Admiral, a private SaaS company that provides visitor relationship management and marketing automation for digital publishers. From September 2006 to May 2011, Mr. Rua served as the Executive Chairman and an early investor in the Company’s predecessor entity IZEA Innovations, Inc. Mr. Rua has been a Managing Partner of Inflexion Partners, an early-stage venture capital fund since January 2002. Prior to Inflexion, Mr. Rua was a Partner with Draper Atlantic, the east coast fund of Silicon Valley’s early-stage venture firm Draper Fisher Jurvetson, from 1999 to 2002. Prior to Draper Atlantic, Mr. Rua led Internet protocol development at IBM’s Networking Labs in the Research Triangle, from 1991 to 1999. Mr. Rua is a former director of InphoMatch (acquired by Sybase) and AuctionRover (acquired by Overture/Yahoo). Mr. Rua holds a Bachelor of Science degree in computer engineering from the University of Florida. He also earned a Juris Doctor from the University of North Carolina School of Law and a Master’s in Business Administration from the Kenan-Flagler Business School of the University of North Carolina. Mr. Rua’s extensive knowledge of the Company’s products and services as a director and early investor in the Company’s predecessor, as well as his many years of experience in venture capital investing and operational leadership of other technology growth companies, position him well to serve on the Company’s Board.
Patrick J. Venetucci, Director, joined the Company’s Board in December 2018. Since 2018, Mr. Venetucci has served as Chief Executive Officer of MERGE, a private equity-backed company that merges creative, technology and media solutions for clients in the health, financial services, and consumer industries. From 2016 to 2018, Mr. Venetucci was the President of USA Operations and Integration for Dentsu Aegis Network, one of the largest holding companies in the advertising industry. In 2013, Mr. Venetucci founded the MobileAngelo Group, a technology investment and consulting firm, where he initiated a global mobile roll-up capitalized by private equity and other ventures in technology that enable digital transformation and served as its Chief Executive Officer until 2016. From 1990 to 2013, Mr. Venetucci worked for Leo Burnett Worldwide, a global advertising network, serving as its President of Global Operations from 2009 to 2013. In this capacity, he was responsible for growing large global accounts and leading global corporate functions such as corporate strategy, Mergers and Acquisitions, enterprise technology, internal audit, procurement, and production. Before this, Mr. Venetucci was Leo Burnett’s Global Head of Human Resources, where he chaired the executive compensation committee. Earlier in his career at Leo Burnett, he spent over a decade developing fully integrated marketing campaigns for several Fortune 500 clients, and worked at Leo Burnett Tokyo for three years, where he started the company’s first digital marketing service. Mr. Venetucci has served as an advisor to several innovative public and private technology companies, including Solstice Mobile, Signal, ParqEx, and Quiver, as well as to private equity firms. Mr. Venetucci has a Master’s in Business Administration in Finance and in Marketing and Entrepreneurship from the University of Chicago and a Bachelor of Arts in Communications Studies from the University of Iowa. Mr. Venetucci’s extensive knowledge of the advertising industry, as well as knowledge of financial and operational issues, positions him well to serve on the Company’s Board.

Vote Required
The seven nominees receiving a plurality of the affirmative (“FOR”) votes cast will be elected to the Board (meaning that the seven director nominees who receive the highest number of shares voted “for” their election are elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD TO SERVE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Proposal 2: Approval of an Amendment and Restatement of IZEA’s 2011 Equity Incentive Plan
Upon the recommendation of the Compensation Committee, the Board has unanimously approved the amendment and restatement of IZEA’s 2011 Equity Incentive Plan, as amended and restated in 2020 (as so approved, the “2011 Plan”), subject to approval of the shareholders of the Company. The 2011 Plan is set forth in Annex A (with blackline marks indicating the proposed changes to the currently effective 2011 Plan). The Board is seeking stockholder approval of the amendment and restatement of the 2011 Plan which would:
•Increase the number of shares of common stock that are authorized and reserved for issuance under the 2011 Plan by 1,800,000 shares, from 1,875,000 to 3,675,000 shares (subject to adjustment for stock splits, stock dividends and similar events), and to make other, conforming edits reflecting the proposed amendment and restatement and prior amendments to the 2011 Plan.
•Reflect best governance practices, including:
◦Prohibition on “reload” stock options, as well as the payment of the exercise price of stock options with a promissory note;
◦Clarification that a repricing may not be implemented without shareholder approval;
◦Limits as to the total compensation that non-employee directors may receive during each fiscal year (for service as a non-employee director);
◦Prohibition on transfer of equity awards to financial institutions;
◦Clarification that no dividends or other distributions may be paid with respect to any shares underlying the unvested portion of an award, and no dividends or other distributions may be paid with respect to stock options; and
◦Require that equity awards generally cannot become fully vested in less than one year from grant, subject to certain exceptions, including termination of service under certain circumstances.
Reasons for Amendment and Restatement of the 2011 Plan
As of August 17, 2023, we had 300,937 shares of common stock available for future grants under the 2011 Plan. The Board believes that an adequate reserve of shares available for issuance under the 2011 Plan is necessary to enable IZEA to attract, motivate, and retain key employees and consultants through competitive incentives tied to stockholder value as it implements its future growth plans. The Board believes the additional shares requested as part of the proposed 2011 Plan, based on historic and expected future grant practices, can be expected to last approximately two years.
Summary of the 2011 Plan, as Proposed to be Amended
The principal features of the 2011 Plan are summarized below. The following summary of the 2011 Plan does not purport to be a complete description of all of the provisions of the 2011 Plan. It is qualified in its entirety by reference to the complete text of the 2011 Plan.
Number of Authorized Shares and Share Counting. Under the 2011 Plan, as amended and restated in 2020, stockholders authorized an aggregate of up to 1,875,000 shares of our common stock, post reverse stock split on June 16, 2023, to be issued thereunder. If the proposed amendment and restatement of the 2011 Plan is approved by our stockholders, an additional 1,800,000 shares will be added to this share pool, all of which may be used for incentive stock options. Shares issued under the 2011 Plan may consist of unissued shares, treasury shares or other shares reacquired by us. As of August 17, 2023, the closing sale price of a share of our common stock reported on the Nasdaq Stock Market was $2.11.
Should an award expire or be canceled prior to its exercise or vesting in full, the shares of stock under the award that expire or are canceled may be subject to future awards under the 2011 Plan. Also, restricted stock units that are settled in cash will not count against this share pool. If shares to be delivered upon the exercise or vesting of an award are withheld from an award to cover the purchase price of an option or any required tax withholding obligation of an award, such shares may not be subject to future awards under the 2011 Plan. In the event the Company substitutes equity awards of acquired entities in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Internal Revenue Code of 1986, as amended (the “Code”) applies, the number of shares reserved pursuant to the 2011 Plan will be increased by the number of shares underlying each such substituted awards as of the effectiveness of the substitution.
Administration. The 2011 Plan is administered by the Compensation Committee of the Board (the “Committee”). Subject to the provisions of the 2011 Plan, the Committee has full and final authority, in its discretion, to make awards under the 2011 Plan and to determine the individuals to whom each award is made and the number of shares covered thereby. Subject to the provisions of the 2011 Plan, the Committee also has the power to interpret the 2011 Plan and to prescribe such rules, regulations and procedures in connection with the operations of the 2011 Plan as it deems necessary and advisable in its administration of the 2011 Plan.
Eligibility. Awards may be granted under the 2011 Plan to officers, employees, consultants, and advisors of IZEA and its subsidiaries and to non-employee directors of IZEA. Incentive stock options may be granted only to employees of IZEA or its subsidiaries. As of August 17, 2023 approximately 130 individuals were eligible to receive awards under the 2011 Plan, including three executive officers and five non-employee directors.
Director Award Limitations. No non-employee director may be paid, issued, or granted, in any fiscal year, equity awards (including any awards issued under the 2011 Plan) with an aggregate value ( the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles) and any other compensation (including without limitation any cash retainers or fees) that, in the aggregate, exceed $200,000, increased to $300,000 for such director for the fiscal year in which he or she joins the Board. Any awards or other compensation paid or provided to an individual for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation under the 2011 Plan.
Minimum Vesting. Unless otherwise specified in the 2011 Plan, no portion of an award (other than (1) substitute awards, (2) shares delivered in lieu of fully vested cash obligations, and (3) awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting) will vest earlier than the one-year anniversary of such award’s grant date; provided that awards may be granted without regard to the minimum vesting requirements set forth in the preceding sentence if the shares subject to such awards would not result in more than 5% of the maximum aggregate number of shares authorized for grant under the 2011 Plan. The foregoing vesting criteria will not prevent accelerated vesting of any portion of an award earlier than the one-year anniversary of such award’s grant date if such acceleration is due to a separation from service of the relevant participant or if such acceleration is in connection with a “change in control” (as defined in the 2011 Plan), in each case to the extent otherwise permitted under the Plan.
Types of Awards. The 2011 Plan permits the granting of any or all of the following types of awards:
•Stock Options. Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price (the exercise price), subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or non-qualified stock options. The Committee sets exercise prices and terms, except that incentive stock options must be granted with an exercise price not less than 100% of the fair market value of the common stock on the date of grant (or 110% for optionees who own more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary at the time of grant of the incentive stock option). Unless the Committee determines otherwise, fair market value generally means, as of the grant date, the closing price of the common stock. At the time of grant, the Committee determines the terms and conditions of stock options, including the quantity, exercise price, vesting periods, term (provided no option may be exercisable more than ten years after the date of grant or, in the case of an incentive stock option granted to an optionee who, at the time such incentive stock option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, more than five years after the date of grant of such incentive stock option) and other conditions on exercise. The 2011 Plan specifies certain default vesting provisions that will apply in the absence of a different determination by the Committee. In connection with certain terminations of a participant’s employment with the Company, the Committee, at its discretion, may accelerate vesting of such a participant’s option at or after grant. An optionee will not have the right to dividends and other rights of a shareholder with respect to shares purchased upon exercise of an option until such time as the optionee (1) has given written notice of exercise and has paid in full for such shares, and (2) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.
•Restricted Stock. The Committee may grant awards of restricted stock, which are shares of common stock subject to specified restrictions. These awards may be made subject to repurchase, forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with IZEA or the attainment of specified performance goals, as determined by the Committee. A grantee will have the rights of a stockholder with respect to restricted stock subject to the 2011 Plan. Distributions in the form of dividends or otherwise of additional shares or property in respect of shares of restricted stock will be subject to the same restrictions as such shares of restricted stock. The Committee will determine the treatment of awards upon a grantee’s termination of service with the Company as set forth in the applicable award agreement, and the Committee may determine on or after grant to waive, in whole or in part, any vesting or other conditions with respect to an award.
•Restricted Stock Units (“RSUs”). The Committee may grant awards of RSUs, which are bookkeeping entries representing the equivalent number of shares of stock and are settled either (i) by the delivery of one share of stock for each vested and payable RSU or (ii) in cash in an amount equal to the fair market value of one share of stock for each vested and payable RSU, all as specified in the applicable award agreement. These awards may be made subject to forfeiture or vesting restrictions at the Committee’s discretion. The restrictions may be based on continuous service with IZEA or the attainment of specified performance goals, as determined by the Committee. Grantees do not have voting or dividend rights under RSUs, unless and until shares of stock are delivered in settlement of the award. RSUs may include, however, dividend equivalent rights that may be accrued and paid in cash or additional RSUs at the time, and to the extent, the underlying RSUs vest and become payable. Distributions in the form of dividends or otherwise of additional shares or property in respect to RSUs will be subject to the same restriction as the RSUs to which they relate. The Committee will determine the treatment of awards upon a grantee’s termination of service with the Company as set forth in the applicable award agreement, and the Committee may determine on or after grant to waive, in whole or in part, any vesting or other conditions with respect to an award.

Unless the Committee, in its discretion, otherwise determines, no award granted under the 2011 Plan is transferable other than by will or by the laws of descent and distribution, and a stock option may be exercised during a participant’s lifetime only by the participant.
No Repricing without Stockholder Approval. The Committee may not institute an exchange program (including repricing options) without stockholder approval. For this purpose, an exchange program means a program under which (1) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (2) participants would have the opportunity to transfer any outstanding awards to a financial institution or other person or entity selected by the Committee, and/or (3) the exercise price of an outstanding award is reduced.
Adjustments. If certain changes in the common stock occur by reason of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the stock, the Committee will make an appropriate and equitable adjustment in (1) the number and kind of shares reserved for issuance under the 2011 Plan and (2) in the number and kind and, if applicable, option price of shares subject to outstanding options and other awards granted under the 2011 Plan. The Committee will, to the extent feasible, make such other adjustments as may be required under the tax laws so that any incentive stock options previously granted will not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments will also be made in the case of outstanding restricted stock and RSUs granted under the 2011 Plan.
Change in Control. Upon the occurrence of a change in control, the Committee may in its discretion determine to accelerate the vesting, and in the case of the options the exercisability, of any outstanding awards, and with respect to outstanding options, may determine to cancel such options in exchange for a payment equal to the excess (if any) of the fair market value of the stock immediately before the change in control over the exercise price.
Term, Termination and Amendment of the 2011 Plan. Unless earlier terminated by the Board, the 2011 Plan will terminate, and no further awards may be granted after the date 10 years following the effective date of stockholder approval of the amendment and restatement of the 2011 Plan at the Annual Meeting. The Board may amend, suspend or terminate the Plan, except that no amendment will be made that would materially impair the rights of any participant under any award theretofore granted without the participant’s consent, and except that no amendment will be without the approval of the stockholders of the Company to the extent required under applicable laws.
Federal Income Tax Consequences
The following is a brief summary of the U.S. federal income tax consequences of the 2011 Plan generally applicable to IZEA and to participants in the 2011 Plan who are subject to U.S. federal taxes. The summary is based on the Internal Revenue Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement, and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.
Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the stock option on the date of exercise and the exercise price of the stock option. When a participant sells the shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the exercise price of the stock option.
Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment or within three months after employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the stock option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the exercise price of the stock option. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the stock option (or, if less, the excess of the amount realized on the disposition of the shares over the exercise price of the stock option). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.
With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the stock option are subject to a substantial risk of forfeiture by the participant.
Restricted Stock and RSU Awards. A participant generally will not have taxable income upon the grant of restricted stock or RSUs. Instead, the participant will recognize ordinary income at the time of vesting or payout equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. For restricted stock only, a participant may instead elect to be taxed at the time of grant in accordance with Section 83(b) of the Internal Revenue Code.
Tax Consequences to IZEA. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Internal Revenue Code such as Section 162(m).
Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Amended Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of common stock or otherwise settle an award under the 2011 Plan until all tax withholding obligations are satisfied.
New Plan Benefits
The exact types and amounts of any future awards to be made to any eligible participants pursuant to the 2011 Plan are not presently determinable. As a result of the discretionary nature of the 2011 Plan, it is not possible to state who the participants in the 2011 Plan will be in the future or the number of options or other awards to be received by a person or group.
2011 Plan Benefits
For each of the individuals and groups indicated, the total number of shares of our common stock subject to all stock awards that have been granted (even if not currently outstanding) under the 2011 Plan since inception through the Record Date, is as follows:

Edward H. (Ted) Murphy, Chief Executive Officer, Director	567,063
Ryan S. Schram, President, Chief Operating Officer, Director	96,058
Peter J. Biere, Chief Financial Officer	37,760
All current executive officers as a group	700,881
All current directors who are not executive officers as a group	595,846
Each nominee for election as a director	1,258,967
Each associate of any director, executive officer or nominee for election as a director;	—
Each other person who received or is to receive 5 percent of such options, warrants or rights; and	—
All current and former employees, including all current officers who are not executive officers, as a group	1,473,698
Vote Required
The approval of the amendment and restatement of the 2011 Plan requires the affirmative (“FOR”) vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are not considered votes cast on the foregoing proposal and will have no effect on the outcome of the proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF IZEA’S 2011 EQUITY INCENTIVE PLAN.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board has appointed Grant Thornton LLP (“GT”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023. We are presenting this selection to our stockholders for ratification at the annual meeting.
A representative of GT is expected to be present at the Annual Meeting. In addition to having an opportunity to make a statement, the GT representative will be available to respond to any appropriate questions.

    In the event that stockholders fail to ratify the appointment of GT, the Audit Committee will take such action into account in reconsidering the appointment of GT for 2023. Even if the appointment is ratified, the ratification is not binding and the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy that requires that all services to be provided by the Company’s independent public accounting firm, including auditing services, and permitted non-audit services, be pre-approved by the Audit Committee, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which nonetheless the Board endeavors to approve prior to the completion of the audit. The Audit Committee approved all audit and permitted non-audit services provided by GT during 2022 and by BDO during 2021.
The following table presents the aggregate fees billed by GT and BDO for audit and non-audit services, rendered in 2022 and 2021, respectively, including “out-of-pocket” expenses incurred in rendering these services. The nature of the services provided for each category is described following the table:

	Twelve Months Ended December 31,
Fee Category	2022	2021
Audit Fees (1)	$646,937	$197,633
Total	$646,937	$197,633
_______________
(1)“Audit Fees” means the aggregate fees billed by the principal accountant for each of the last two fiscal years for professional service rendered for the audit and review of financial statements.
Vote Required
Ratification of the appointment of GT as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative (“FOR”) vote of a majority of the votes cast on the matter (meaning the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal). Abstentions and broker non-votes, to the extent there are any such broker non-votes, are not considered votes cast on the foregoing proposal, and will have no effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
Proposal 4: Non-Binding, Advisory Approval of Executive Compensation
This Proposal 4 enables our stockholders to cast a non-binding, advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.
The Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.
Our executive compensation program is designed to attract, motivate, reward, and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation programs are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. Please read the “Executive Compensation” section for additional details about our executive compensation programs, including information about the compensation of our named executive officers.
We are providing our stockholders with the opportunity to express their views on our named executive officers’ compensation by casting their vote on this Proposal 4. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. We currently hold this non-binding, advisory vote to approve the compensation of our named executive officers every year.
Accordingly, we are asking stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve the compensation paid to IZEA’s named executive officers, as described in the executive compensation tables and accompanying narrative discussion in the Proxy Statement.”
Although the vote on this Proposal 4 regarding the compensation of our named executive officers is not binding on our Board, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.
Vote Required
The approval, on an advisory basis, of the foregoing resolution regarding the compensation of our named executive officers requires the affirmative (“FOR”) vote of a majority of the total votes cast on the proposal at the Annual Meeting, either in person or by proxy. Abstentions and broker non-votes are not considered votes cast on the foregoing proposal and will have no effect on the outcome of this proposal.
Recommendation of the Board
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO IZEA’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table presents information with respect to the beneficial ownership of our common stock as of August 17, 2023 by:
•each person or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding common stock (“5% holders”);
•each of our directors and named executive officers; and,
•all of our directors and executive officers as a group.
    The number of shares of our common stock owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days after August 17, 2023, or by October 16, 2023, through the conversion of a security or other right. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. We are not aware of any 5% holders of our common stock as of August 17, 2023.
Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of common stock beneficially owned by them and the address of each person named in the following table is c/o IZEA Worldwide, Inc., 1317 Edgewater Drive, #1880, Orlando, Florida 32804.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Executive Officers and Directors:
Edward H. (Ted) Murphy (2)	475,772	3.1%
Ryan S. Schram (3)	77,608	*
Peter J. Biere (4)	10,344	*
Brian W. Brady (5)	400,303	2.6%
John H. Caron (6)	52,578	*
Lindsay A. Gardner (7)	63,586	*
Daniel R. Rua (8)	36,339	*
Patrick J. Venetucci (9)	43,040	*
All executive officers and directors as a group (8 persons) (10)	1,159,570	7.5%
_______________
* Less than 1 percent.
(1)Applicable percentage of ownership for each holder is based on 15,388,068 shares outstanding as of August 17, 2023.
(2)Includes 215,112 outstanding shares of common stock, exercisable stock options to purchase 255,768 shares of common stock, and 4,892 restricted stock units expected to vest within 60 days under the 2011 Plan.

(3)Includes 48,646 outstanding shares of common stock, exercisable stock options to purchase 26,222 shares of common stock, and 2,740 restricted stock units expected to vest within 60 days under the 2011 Plan.
(4)Includes 4,231 outstanding shares of common stock, exercisable stock options to purchase 4,494 shares of common stock, and 1,619 restricted stock units expected to vest within 60 days under the 2011 Plan.
(5)Includes 397,832 outstanding shares of common stock and stock options exercisable for 2,471 shares of common stock under the 2011 Plan.
(6)Includes 51,953 outstanding shares of common stock and stock options exercisable for 625 shares of common stock under the 2011 Plan.
(7)Includes 63,297 outstanding shares of common stock and stock options exercisable for 289 shares of common stock under the 2011 Plan.
(8)Includes 34,097 outstanding shares of common stock and stock options exercisable for 2,242 shares of common stock under the 2011 Plan.
(9)Includes 41,790 outstanding shares of common stock and stock options exercisable for 1,250 shares of common stock under the 2011 Plan.
(10)For all executive officers and directors as a group, this amount includes 856,958 outstanding shares of common stock, exercisable stock options to purchase 293,361 shares of common stock and 9,251 restricted stock units expected to vest within 60 days of August 17, 2023 under the 2011 Plan as further detailed in footnotes (2) through (9) above.

CORPORATE GOVERNANCE

Director Independence
    The Board has determined that Brian W. Brady, John H. Caron, Lindsay A. Gardner, Daniel R. Rua, and Patrick J. Venetucci are “independent directors” as defined in Nasdaq Listing Rule 5605(a)(2). As provided by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.
Board and Committee Meetings
During the fiscal year ended December 31, 2022:
•the Board held seven meetings;
•the Audit Committee held seven meetings;
•the Nominations & Corporate Governance Committee held one meeting; and
•the Compensation Committee held eight meetings.

Each of the directors attended at least 75% of the aggregate of each of (i) the total number of meetings of the Board (held during the period for which he or she served as a director), and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served on such committees). Although we do not have a formal policy regarding director attendance at annual meetings of stockholders, each director is encouraged and expected to attend the Annual Meeting. All seven directors then serving on the Board of Directors attended the 2022 annual meeting of stockholders.

Board Committees
Our Board has three active standing committees to assist it with its responsibilities. Below, we describe the three committees, the charters of which are available on our website at https://izea.com. Neither our website nor its contents are incorporated into this Proxy Statement.
Audit Committee. The Audit Committee’s duties are to recommend to the Board the engagement of independent auditors to audit our financial statements and to review our accounting policies and financial statements. The Audit Committee is responsible for reviewing the scope and fees for the annual audit and the results of audit examinations performed by our independent public accountants, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of the Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.
     The Audit Committee is currently comprised of three non-employee directors John H. Caron, Daniel R. Rua, and Patrick J. Venetucci. Mr. Venetucci serves as the audit committee chairperson and is designated as the “audit committee financial expert” based on his thirty-two years of experience in private equity and financial services. The Board has determined that all members of the Audit Committee are “independent” as that term is currently defined in the Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Audit Committee met telephonically seven times during the year ended December 31, 2022.
Compensation Committee. The Compensation Committee is tasked with reviewing and approving our compensation policies, including compensation of executive officers. The Compensation Committee is also charged with reviewing and administering our equity incentive compensation plans and recommending and approving grants of stock options or other awards under that plan.
The Compensation Committee is comprised of three non-employee directors, Lindsay A. Gardner, Daniel R. Rua, and Patrick J. Venetucci. Mr. Rua serves as the chairman of the Compensation Committee. The Board has determined that all members of the Compensation Committee are “independent” as that term is currently defined in the Nasdaq Listing Rule 5605(a)(2). The Compensation Committee met eight times telephonically during the year ended December 31, 2022, in addition to performing multiple actions through written consents.
Nominations and Corporate Governance Committee. The purpose of the Nominations and Corporate Governance Committee is to select, or recommend for our entire Board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our Board. The Nominations and Corporate Governance Committee’s duties also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes. The Nominations and Corporate Governance Committee is comprised of all of our non-employee directors: Brian W. Brady, John H. Caron, Lindsay A. Gardner, Daniel R. Rua, and Patrick Venetucci. The Board has determined that all members of the Nominations and Corporate Governance Committee are “independent” as that term is currently defined in the Nasdaq Listing Rule 5605(a)(2). Mr. Brady serves as the chairman of the Nominations and Corporate Governance Committee. The Nominations and Corporate Governance Committee met telephonically one time during the year ended December 31, 2022.
While we do not have a formal diversity policy for Board membership, the Board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors consider, among other factors, diversity with respect to viewpoints, skills, experience, and other demographics.
Board Diversity Matrix (as of August 17, 2023)

Total Number of Directors		7

Part I: Gender Identity	Female	Male
Directors	0	7
Part II: Demographic Background
Hispanic or Latinx	0	1
White	0	6

To see our Board Diversity Matrix as of August 5, 2022, please see the proxy statement filed with the SEC on August 18, 2022.

Director Qualifications
The Board comprises a diverse group of leaders in their respective fields. The Nominating & Corporate Governance Committee believes that the leadership skills and other experiences of the director nominees listed in each nominee’s biographical information provide us with a diverse range of perspectives and judgment necessary to guide our strategies and monitor their execution.

Family Relationships
There are no family relationships among our executive officers and directors.

Identifying and Evaluating Nominees for Directors

    The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for directors, including those discussed in the “Director Qualifications & Board Diversity” section of this proxy statement. In the event that vacancies on the Board are anticipated, or otherwise arise, the committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current members of the Board, professional search firms, stockholders or other persons. The Nominating & Corporate Governance Committee has from time to time retained third parties to whom a fee is paid to assist in identifying or evaluating potential director nominees.
While we do not have a formal diversity policy for Board membership, the Board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors consider, among other factors, diversity with respect to viewpoints, skills, experience, and other demographics.
Stockholders of record (i) on the record date for an annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing directors and (ii) on the date of giving of property notice of such stockholder’s proposal may propose director candidates for the election to the Board at such annual or special meeting by submitting to the Secretary of the Company, in proper written form, the information required by our Bylaws for stockholder nominations. Pursuant to the Company’s Corporate Governance Guidelines, the Nominating & Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Board Leadership Structure
    Edward H. (Ted) Murphy has been our Chairman of the Board and Chief Executive Officer since 2006 when he founded IZEA. We believe that having one person, particularly Mr. Murphy with his deep industry and executive management experience, his extensive knowledge of the operations of IZEA and his own history of innovation and strategic thinking, serving as both Chairman and Chief Executive Officer is the best leadership structure for IZEA because it demonstrates to employees, customers and stockholders that we are under strong leadership, with a single person setting the tone and having primary responsibility for managing our operations. This unity of leadership promotes strategy development and execution, timely decision-making, and effective management of company resources. We believe that we have been well-served by this structure.
    Five of our seven directors are independent within the meaning of SEC and Nasdaq rules. In addition, all of the directors on each of the Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee are independent and each of these committees is led by an independent committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. We do not have a lead independent director, but, as required by Nasdaq, our independent directors meet in executive session without management present as frequently as they deem appropriate, typically at the time of each regular in-person Board meeting. All of the independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with board processes. Our independent directors bring experience, oversight, and expertise from outside the company and industry, while Messrs. Murphy and Schram bring company-specific experience and expertise.

Board Role in Risk Oversight
    While the Board is responsible for overseeing our risk management, the Board has delegated many of these functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management and the independent auditors our major financial risk exposures, the guidelines, and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure. In addition to the Audit Committee’s work in overseeing risk management, the full Board regularly engages in discussions of the most significant risks that we are facing and how those risks are being managed, and the Board receives reports on risk management from our senior officers and from the chair of the Audit Committee. Mr. Murphy’s extensive knowledge of IZEA uniquely qualifies him to lead the Board in assessing risks as Chairman. The Board believes that the work undertaken by the Audit Committee, the full Board and the Chairman and Chief Executive Officer, enables the Board to effectively oversee our risk management function.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our directors, officers (including our chief executive officer, chief financial officer and any person performing similar functions) and employees. We have made our Code of Business Conduct and Ethics available on our website at https://izea.com. Amendments to the Code of Business Conduct and Ethics or any grant of a waiver from a provision of the Code of Business Conduct and Ethics requiring disclosure under applicable SEC rules will also be disclosed on our website.

Anti-Hedging and Pledging Policies
    Under our Insider Trading Policy all directors and employees (including the named executive officers) are prohibited from pledging stock and engaging in any transactions (such as trading in options) that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities.

Stockholder Recommendations for Board Candidates
    The Board will consider qualified candidates for director that are recommended and submitted by stockholders. Submissions that meet the current criteria for board membership are forwarded to the Nominations and Corporate Governance Committee for further review and consideration. The Nominations and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board, at our principal executive office, Attention: Corporate Secretary.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 4, 2023.
    The Nominations and Corporate Governance Committee will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.
Stockholder Communications with the Board
Stockholders who wish to communicate directly with the Board or specified individual directors may do so by writing to:
Board of Directors (or name of individual director)
c/o Corporate Secretary
IZEA Worldwide, Inc.
1317 Edgewater Drive, #1880
Orlando, Florida 32804

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.
Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by IZEA regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters. Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:
Chairman, Audit Committee
c/o Corporate Secretary
IZEA Worldwide, Inc.
1317 Edgewater Drive, #1880
Orlando, Florida 32804

AUDIT COMMITTEE REPORT
The Audit Committee during 2022 was comprised of Patrick Venetucci (Chairman), John H. Caron, and Daniel R. Rua. None of these members of the Audit Committee is an officer or employee of the Company, and the Board has determined that each member of the Audit Committee meets the independence requirements promulgated by Nasdaq and the SEC, including Rule 10A-3(b)(1) under the Exchange Act.
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management is primarily responsible for the financial statements and the reporting process, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal controls procedures. The Audit Committee meets with IZEA’s independent registered public accounting firm, with and without management present, to discuss the results of their audits and reviews, their evaluations of IZEA’s internal controls and the overall quality of IZEA’s financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company’s audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and discussed them with both management and Grant Thornton (“GT”), IZEA’s independent registered public accounting firm. The Audit Committee also discussed with GT the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board.
The Audit Committee has reviewed permitted services under the rules of the SEC as currently in effect and discussed with GT its independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding GT’s communications with the Audit Committee concerning independence. When considering GT’s independence, the Audit Committee considered and discussed, among other matters, whether GT’s provision of non-audit services to IZEA is compatible with maintaining the independence of GT. Based on the Audit Committee’s review of the financial statements and the various discussions noted above, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the Board that the audited consolidated financial statements be included in IZEA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Respectfully submitted by the Audit Committee.
The Audit Committee:
Patrick J. Venetucci (Chairman)
John H. Caron
Daniel R. Rua

EXECUTIVE OFFICERS
The following table sets forth certain information concerning our executive officers, including their ages as of September 5, 2023:

Name	Age	Position
Edward H. (Ted) Murphy	47	Founder, Chairman of the Board, and Chief Executive Officer
Ryan S. Schram	43	President, Chief Operating Officer, and Director
Peter J. Biere	67	Chief Financial Officer
You should refer to “Information Concerning Directors and Nominees for Director” above for biographical information about our Chief Executive Officer, Edward H. (Ted) Murphy, and our Chief Operating Officer, Ryan S. Schram. Biographical information for our Chief Financial Officer, Peter J. Biere, is set forth below.
Peter J. Biere, Chief Financial Officer, joined us in April 2021 as a senior executive responsible for IZEA’s finance and accounting operation as well as guiding the Company’s broader fiscal strategy. Mr. Biere previously served as the Chief Financial Officer of BSQUARE (NASDAQ: BSQR), a technology provider of intelligent devices and software systems serving a global customer base with software and engineering services, from 2017 to 2019. Prior to BSQUARE, he served as Chief Financial Officer for Dreambox Learning from 2012 to 2016, a venture-backed EdTech SaaS provider. Earlier in his career, Mr. Biere served as the Chief Financial Officer of Lumera, a publicly-traded R&D stage nanotechnology developer of electro-optic modulators, from 2004 to 2009. He also served as Chief Financial Officer of Zones.com from 1993 to 1999, where he co-led the IPO and was part of the leadership team that grew revenue from $70 million to $500 million. Mr. Biere received a Bachelor of Science and a Master of Science degree in Accounting from the University of Iowa. He earned his CPA license in 1983 in the State of Texas (inactive).

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

    The following table sets forth the cash compensation, as well as certain other compensation earned during the last two fiscal years, for (i) each person who served as our principal executive officer (“PEO”) during the year ended December 31, 2022; (ii) the two other most highly compensated executive officers other than the PEO who were serving as executive officers as of December 31, 2022; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing clause (ii) but for the fact that such individuals were not serving as an executive officers as of December 31, 2022 (collectively referred to as the “Named Executive Officers”):

Name and Principal Position	Year	Salary	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Edward H. (Ted) Murphy (4)	2022	$316,461	$305,493	$—	$92,147	$814	$714,915
Chief Executive Officer, Founder	2021	$310,278	$394,000	$361,646	$90,894	$814	$1,157,632
Ryan S. Schram (5)	2022	$305,769	$46,151	$—	$312,876	$371	$665,167
President and Chief Operating Officer	2021	$298,971	$—	$51,980	$301,232	$356	$652,539
Peter J. Biere (6)	2022	$248,558	$78,597	$—	$39,135	$—	$366,290
Treasurer and Chief Financial Officer	2021	$204,808	$14,735	$81,227	$38,730	$—	$339,500
_______________
(1) Represents the aggregate grant date fair value of stock options issued during the year as calculated in accordance with FASB ASC Topic 718. See “Critical Accounting Policies and Use of Estimates” under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for additional information, including valuation assumptions used in calculating the fair value of the awards.
(2)     Bonus amounts paid in 2021 and 2022 consisted of incentive compensation payable pursuant to each individual’s employment agreement are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(3)     Represents insurance premiums paid by IZEA with respect to life insurance for the benefit of the Named Executive Officer.
(4)    For the year ended December 31, 2021, Mr. Murphy was awarded cash bonuses totaling $90,894, restricted stock units valued at $394,000, and stock options with a fair value of $361,646 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. For the year ended December 31, 2022, Mr. Murphy was awarded cash bonuses totaling $92,147 and restricted stock units valued at $305,493 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. See Employment Agreements below for details on Mr. Murphy's total compensation plan.
(5)    For the year ended December 31, 2021, Mr. Schram was awarded cash bonuses totaling $301,232 and stock options with a fair value of $51,980 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. For the year ended December 31, 2022, Mr. Schram was awarded cash bonuses totaling $312,876 and restricted stock units with a fair value of $46,151 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. See Employment Agreements below for details on Mr. Schram's total compensation plan.
(6)    For the year ended December 31, 2021, Mr. Biere was awarded cash bonuses totaling $38,730, restricted stock units valued at $14,735, and stock options with a fair value of $81,227 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. For the year ended December 31, 2022, Mr. Biere was awarded cash bonuses totaling $39,135 and restricted stock units valued at $78,597 pursuant to quarterly and annual performance bonus awards granted in his employment agreement. See Employment Agreements below for details on Mr. Biere's total compensation plan.

Employment Agreements
The following is a summary of the employment arrangements with our Named Executive Officers.
Edward H. (Ted) Murphy. On April 21, 2019, the Company entered into an amended and restated employment agreement with Mr. Murphy, with an initial term commencing April 21, 2019 and ending on April 20, 2022. Following the initial term, the employment agreement will automatically renew for successive one-year terms unless the Company or Mr. Murphy provides written notice of non-renewal at least 60 days prior to the end of the current term or the employment agreement is otherwise terminated pursuant to its terms. Pursuant to the employment agreement, Mr. Murphy receives an annual base salary of $249,900 with a guaranteed base salary increase of no less than 2% in April of each year and an automatic increase of 20% in the event that the Company reaches a market cap of $50 million for a specified amount of time. The employment agreement provides for annual stock options with a fair value of $200,000 vesting over four years in equal monthly installments, subject to a maximum of 200,000 underlying shares. In the event the fair market value of the stock option grant is less than $200,000 as limited by the 200,000-share maximum, Mr. Murphy is entitled to receive the difference in fair market value through a combination of cash and restricted stock units with the same vesting schedule as the stock options, at the sole discretion of the Board. Additionally, he is eligible for an annual bonus of no less than $85,000 in cash and up to $150,000 in stock options (subject to a 200,000-share maximum, with any resulting difference in value to be paid in a combination of cash and restricted stock units, at the sole discretion of the Board), in each case paid quarterly pursuant to the terms of the employment agreement. Such annual bonuses are based on the achievement of specified annual performance goals. Each such grant of stock options vests over three years in equal monthly installments.
Effective January 28, 2022, the Company entered into an amendment to Mr. Murphy’s employment agreement, that modifies the type of stock awards to be granted pursuant to Section 3 of his employment agreement. In lieu of stock options, the executive shall be granted restricted stock units (as defined in the Company’s 2011 Equity Incentive Plan).
On September 1, 2023, the Company entered into an amended and restated employment agreement with Mr. Murphy, with an initial term commencing September 1, 2023 and ending August 31, 2026. Following the initial term, the employment agreement will automatically renew for successive one-year terms unless the Company or Mr. Murphy provides written notice of non-renewal at least 60 days prior to the end of the current term or the employment agreement is otherwise terminated pursuant to its terms. Pursuant to the employment agreement, Mr. Murphy receives an annual base salary of $425,000. The employment agreement provides for an annual stock award with a fair value of $586,500 in the form of four (4) restricted stock unit awards which will each vest over three years following the grant date, one third upon 12 months of the grant date and quarterly thereafter. Additionally, he is eligible for a quarterly and annual bonus up to seventy-five percent (75%) of the Executive’s Base Salary in cash paid out in five (5) installments pursuant to the terms of the employment agreement. Such quarterly and annual bonuses are based on the achievement of specified annual performance goals.
Mr. Murphy's employment agreement is subject to early termination (i) by the Company or Mr. Murphy for any reason upon written notice, (ii) by the Company for cause (as such term is defined in the employment agreement), (iii) by Mr. Murphy for good reason (as such term is defined in the employment agreement), and (iv) in the case of death or disability. If terminated, for any reason other than death, disability or cause, Mr. Murphy will be entitled to a severance of twelve months of his current salary, a pro-rated portion of his Executive Bonus for the current fiscal year, and COBRA payments until the earliest of (i) the twelve-month anniversary of the Date of Termination; (ii) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or otherwise through other employment; or (iii) the cessation of the Executive’s continuation coverage rights under COBRA. In the case of termination due to disability, Mr. Murphy will be entitled to a severance of his current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the employment agreement) and Mr. Murphy's employment terminates within three months prior to or twelve months following the change of control for reasons other than for cause, then Mr. Murphy will be entitled to such amount equal to twelve months of his then-current base salary and COBRA payments until the earliest of (i) the twelve (12) month anniversary of the Date of Termination; (ii) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or otherwise through other employment; or (iii) the cessation of the Executive’s continuation coverage rights under COBRA. The employment agreement also provides for Mr. Murphy’s eligibility to receive benefits substantially similar to those of the Company’s other executives.
    Ryan S. Schram. Effective January 1, 2021, the Company entered into an amended and restated employment agreement with Ryan S. Schram to serve as its President and Chief Operating Officer through January 4, 2024. The agreement auto-renews for successive one-year periods if no termination notice is provided. Per the agreement, Mr. Schram received an annual base salary of $300,000 with an annual increase of no less than 2% on January 1st of each year beginning in 2022. Additionally, on January 1st each year, Mr. Schram received annual stock options with a fair value of $25,000 vesting over four years in equal monthly installments. However, the number of underlying shares of common stock could not exceed 100,000 shares. In the event the fair market value of the stock option grant was less than $25,000 as limited by the share cap, Mr. Schram would be entitled to receive either 100% of the difference in fair market value in cash or 100% of the difference in fair market value in restricted stock with the same vesting schedule as the stock options, at the sole discretion of the Board. Mr. Schram would also be eligible for annual bonus distributions up to $100,000 in cash and $25,000 in stock options based on meeting certain key performance indicators (KPIs) set forth in his employment agreement, as well as an annual override cash bonus of 0.4% or 0.65% based on the Company’s gross revenue. The 100,000 share cap and payout rules also separately apply to the annual KPI-based stock award, except that Mr. Schram would be entitled to 50% of the difference in fair market value in cash. If Mr. Schram was terminated for any reason other than death, disability, or cause, or if he resigned for good reason (as those terms are defined in his employment agreement), Mr. Schram would be entitled to severance of six months’ current salary and bonus and override bonus as in effect on the date of termination. A change of control, under which Mr. Schram failed to retain his responsibilities, would be deemed to constitute good reason under his employment agreement.
Effective January 1, 2022, the Company entered into an amendment to Mr. Schram’s employment agreement that modifies the type of stock awards to be granted pursuant to Section 3 of his employment agreement. In lieu of stock options, the executive shall be granted restricted stock units (as defined in the Company’s 2011 Equity Incentive Plan).
On September 1, 2023, the Company entered into an amended and restated employment agreement with Mr. Schram, with an initial term commencing September 1, 2023 and ending August 31, 2026. Following the initial term, the employment agreement will automatically renew for successive one-year terms unless the Company or Mr. Schram provides written notice of non-renewal at least 60 days prior to the end of the current term or the employment agreement is otherwise terminated pursuant to its terms. Pursuant to the employment agreement, Mr. Schram receives an annual base salary of $400,000. The employment agreement provides for annual stock award with a fair value of $200,000 in the form of four (4) restricted stock units which will each vest over three years following the grant date, one third upon 12 months of the grant date and quarterly thereafter. Additionally, effective January 1, 2024, he is eligible for an executive bonus targeted at fifty percent (50%) Executive’s base salary in cash paid quarterly and annually pursuant to the terms of the employment agreement. Such quarterly and annual bonuses are based on the achievement of specified annual performance goals.
Mr. Schram's employment agreement is subject to early termination (i) by the Company or Mr. Schram for any reason upon written notice, (ii) by the Company for cause (as such term is defined in the employment agreement), (iii) by Mr. Schram for good reason (as such term is defined in the employment agreement), and (iv) in the case of death or disability. If terminated, for any reason other than death, disability or cause, Mr. Schram will be entitled to a severance of twelve months of his current salary, a pro-rated portion of his Executive Bonus for the current fiscal year, and COBRA payments until the earliest of (i) the twelve-month anniversary of the Date of Termination; (ii) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or otherwise through other employment; or (iii) the cessation of the Executive’s continuation coverage rights under COBRA. In the case of termination due to disability, Mr. Schram will be entitled to a severance of his current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the employment agreement) and Mr. Schram's employment terminates within three months prior to or twelve months following the change of control for reasons other than for cause, then Mr. Schram will be entitled to such amount equal to twelve months of his then-current base salary and COBRA payments until the earliest of (i) the twelve (12) month anniversary of the Date of Termination; (ii) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or otherwise through other employment; or (iii) the cessation of the Executive’s continuation coverage rights under COBRA. The employment agreement also provides for Mr. Schram’s eligibility to receive benefits substantially similar to those of the Company’s other executives.
Peter J. Biere. On April 1, 2021, the Company entered into an employment agreement with Peter J. Biere to serve as its Chief Financial Officer through March 31, 2022. Pursuant to the employment agreement, Mr. Biere receives an annual base salary of $250,000 and received a relocation reimbursement of up to $25,000. The employment agreement provides for a one-time issuance of 20,000 stock options and an annual issuance of stock options valued at $25,000, with 25% vesting one year from issuance and the remaining 75% vesting in equal monthly installments thereafter over three years. Additionally, Mr. Biere is eligible to receive bonuses up to $120,000 annually (or higher as determined by the Board), to be paid in a combination of cash, stock options, and restricted stock units on a quarterly basis, based on the achievement of certain key performance indicators set at the beginning of each year. Each grant of bonus stock options or restricted stock units shall vest over three years in equal monthly installments.
Following the initial term, the Employment Agreement will automatically renew for successive one-year terms unless the Company or Mr. Biere provides written notice of non-renewal at least 60 days prior to the end of the current term. The Employment Agreement is subject to early termination (i) by the Company or Mr. Biere for any reason upon written notice, (ii) by the Company for cause (as such term is defined in the Employment Agreement), (iii) by Mr. Biere for good reason (as such term is defined in the Employment Agreement), and (iv) in the case of Mr. Biere's death or disability. If the Employment Agreement is terminated for any reason other than by the Company for cause or by Mr. Biere without good reason, Mr. Biere will be entitled to payment of expenses, accrued and unused vacation time, and severance of six months of his then-current salary. In the case of termination due to disability, Mr. Biere will be entitled to severance of his then-current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the Employment Agreement) and Mr. Biere's employment terminates within six months following the change of control for reasons other than for cause or without good reason, then Mr. Biere will be entitled to severance of six months of his then-current salary and six months of his COBRA payments. Additionally, upon a change of control (as such term is defined in the Employment Agreement), Mr. Biere’s unvested equity awards will be subject to acceleration pursuant to the terms of the Employment Agreement.
Effective January 1, 2022, the Company entered into an amendment to Mr. Biere’s employment agreement that modifies the type of stock awards to be granted pursuant to Section 3 of his employment agreement. In lieu of stock options, the executive shall be granted restricted stock units (as defined in the Company’s 2011 Equity Incentive Plan).
Effective January 1, 2023, the Company entered into a second amendment to Mr. Biere’s employment agreement that increases the executive’s salary to $320,000 per year. The amendment also increases the eligible bonus amount up to $144,000 annually paid in cash, based on meeting and exceeding mutually agreed upon key performance indicators/goals (KPIs). The bonus will be split in five equal parts, issued once per quarter and once per year for annual KPIs. Mr. Biere will also be granted RSUs annually on the anniversary of the effective date of the agreement equal to $25,000 divided by the fair market value of the Company’s stock but shall not exceed 100,000 shares. In the event the grant is limited by the 100,000 share cap, the executive will receive 100% of the difference in cash.
On September 1, 2023, the Company entered into an amended and restated employment agreement with Mr. Biere, with an initial term commencing September 1, 2023 and ending on August 31, 2026. Following the initial term, the employment agreement will automatically renew for successive one-year terms unless the Company or Mr. Biere provides written notice of non-renewal at least 60 days prior to the end of the current term or the employment agreement is otherwise terminated pursuant to its terms. Pursuant to the employment agreement, Mr. Biere receives an annual base salary of $320,000. The employment agreement provides for annual stock award with a fair value of $236,800 in the form of four (4) restricted stock units which will each vest over three years following the grant date, one third upon 12 months of the grant date and quarterly thereafter. Additionally, he is eligible for an annual bonus up to sixty percent (60%) of the Executive’s Base Salary in cash paid out in five (5) installments pursuant to the terms of the employment agreement. Such annual bonuses are based on the achievement of specified annual performance goals.
Mr. Biere's employment agreement is subject to early termination (i) by the Company or Mr. Biere for any reason upon written notice, (ii) by the Company for cause (as such term is defined in the employment agreement), (iii) by Mr. Biere for good reason (as such term is defined in the employment agreement), and (iv) in the case of death or disability. If terminated, for any reason other than death, disability or cause, Mr. Biere will be entitled to a severance of nine months of his current salary, a pro-rated portion of his Executive Bonus for the current fiscal year, and COBRA payments until the earliest of (i) the nine-month anniversary of the Date of Termination; (ii) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or otherwise through other employment; or (iii) the cessation of the Executive’s continuation coverage rights under COBRA. In the case of termination due to disability, Mr. Biere will be entitled to a severance of his current salary until such time (but no more than 120 days after such disability) that disability insurance plan payments commence. If there is a change of control (as defined in the employment agreement) and Mr. Biere's employment terminates within three months prior to or twelve months following the change of control for reasons other than for cause, then Mr. Biere will be entitled to such amount equal to nine months of his then-current base salary and COBRA payments until the earliest of (i) the nine (9) month anniversary of the Date of Termination; (ii) the Executive’s eligibility for group medical plan benefits under any other employer’s group medical plan or otherwise through other employment; or (iii) the cessation of the Executive’s continuation coverage rights under COBRA. The employment agreement also provides for Mr. Biere’s eligibility to receive benefits substantially similar to those of the Company’s other executives.

Outstanding Equity Awards at Fiscal Year End

    Listed below is information with respect to unexercised options and equity incentive awards held by each Named Executive Officer as of December 31, 2022 pursuant to our equity incentive plans:

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable		Option Exercise Price (1)	Option Expiration Date
Edward H. (Ted) Murphy	6,250	—		$20.00	3/1/2023
President and Chief Executive Officer	2,346	—		$20.00	3/1/2023
	54,987	—		$20.00	8/15/2023
	10,000	—		$20.80	12/26/2024
	1,825	—		$31.20	4/1/2025
	777	—		$33.60	7/1/2025
	827	—		$32.00	10/1/2025
	9,347	—		$31.20	11/30/2025
	2,074	—		$27.64	3/30/2026
	1,385	—		$23.00	5/16/2026
	2,015	—		$28.88	8/16/2026
	1,575	—		$18.88	11/17/2026
	10,000	—		$19.00	11/30/2026
	3,562	—		$16.80	3/31/2027
	2,972	—		$11.00	5/12/2027
	7,028	—		$7.80	8/14/2027
	10,000	—		$18.60	11/30/2027
	1,905	—		$5.36	6/5/2028
	3,445	—		$4.40	8/16/2028
	2,150	—		$5.84	11/16/2028
	10,000	—		$5.32	11/30/2028
	2,349	—		$4.24	5/14/2029
	50,000	3,125	(4)	$2.60	4/23/2029
	3,386	—		$1.68	8/14/2029
	50,000	7,292	(3)	$1.24	8/27/2029
	5,731	4,167	(4)	$0.68	4/1/2030
	46,750	18,505	(3)	$5.04	8/27/2030
	4,983	2,076	(3)	$15.40	4/1/2031
	3,314	1,473	(3)	$11.84	5/18/2031
	5,166	2,727	(2)	$7.56	8/17/2031
	25,370	16,386	(3)	$9.12	8/27/2031
	3,312	2,024	(2)	$9.64	11/16/2031

Ryan S. Schram	1,250	—		$20.00	3/1/2023
Chief Operating Officer	938	—		$20.00	3/1/2023
	1,667	—		$22.40	1/1/2025
	304	—		$31.20	4/1/2025
	128	—		$33.60	7/1/2025
	140	—		$32.00	10/1/2025
	1,589	—		$30.40	1/1/2026
	346	—		$27.64	3/30/2026
	231	—		$23.00	5/16/2026
	336	—		$28.88	8/16/2026
	263	—		$18.88	11/17/2026
	1,667	—		$18.04	1/1/2027
	594	—		$16.80	3/31/2027
	603	—		$11.00	5/12/2027
	1,064	—		$7.80	8/14/2027

	1,667	—		$18.08	1/1/2028
	701	—		$5.36	6/5/2028
	810	—		$4.40	8/16/2028
	156	—		$5.84	11/16/2028
	1,667	—		$3.92	1/1/2029
	1,627	170	(2)	$2.60	5/14/2029
	2,392	399	(2)	$1.68	8/14/2029
	1,667	417	(3)	$0.96	1/1/2030
	1,667	521	(2)	$0.68	3/31/2030
	4,039	2,022	(3)	$7.28	1/1/2031
	834	469	(3)	$15.40	4/1/2031
	552	—		$11.84	5/18/2031
	861	—		$7.56	8/17/2031
	552	—		$9.64	11/16/2031

Peter J. Biere	5,000	2,813	(3)	$15.40	4/1/2031
Chief Financial Officer and Treasurer	1240	689	(2)	$7.56	8/17/2031
	795	508	(2)	$9.64	11/16/2031
(1)Unless otherwise indicated, the option exercise price represents the closing price of the Company’s common stock on the date of grant or the closing price of its common stock on the last trading day prior to the grant date if the grant date falls on a non-trading day. Each of these grants has a ten-year term, indicating that the grant date was 10 years prior to the indicated Option Expiration Date.
(2)Represents the unvested portion of annual or quarterly bonus awards granted in accordance with the officer’s employment agreement based on achievement of certain key performance indicators set at the beginning of each year, vesting in equal monthly installments over four years subsequent to the grant date.
(3)Represents the unvested portion of annual stock options granted pursuant to an employment agreement and vesting in equal monthly installments over four years subsequent to the grant date.
(4)Represents the unvested portion of annual or quarterly bonus awards granted in accordance with the officer’s employment agreement based on achievement of certain key performance indicators set at the beginning of each year, vesting in equal monthly installments over three years subsequent to the grant date.
Listed below is information with respect to unvested shares of restricted stock or restricted stock units held by each Named Executive Officer as of December 31, 2022 pursuant to our equity incentive plans:

		Stock Awards
Name		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Edward H. (Ted) Murphy	(1)	9,418	$20,455
President and Chief Executive Officer	(2)	1,365	$2,965
	(2)	414	$899
	(2)	781	$1,695
	(2)	1,855	$4,029
	(3)	7,388	$16,047
	(3)	2,852	$6,193
	(3)	5,991	$13,013
	(3)	44,791	$97,287
	(3)	6,657	$14,458

Ryan S. Schram	(4)	5,313	$11,540
Chief Operating Officer	(4)	2,441	$5,303
	(4)	280	$608
	(4)	271	$588
	(4)	512	$1,111
	(5)	3,498	$7,598
	(6)	411	$892
	(6)	214	$464
	(6)	749	$1,626
	(6)	1,046	$2,272

Peter J. Biere	(7)	625	$1,358
Chief Financial Officer	(7)	459	$997
	(8)	3,788	$8,228
	(9)	2,714	$5,895
	(9)	1,537	$3,338
	(9)	2,966	$6,442
	(9)	3,287	$7,138
(1)All restricted stock units convert to an equal number of common stock shares upon vesting. On August 29, 2019, we issued 64,578 restricted stock units for Mr. Murphy’s annual stock award under his employment agreement. The stock was initially valued at $82,660 and vests in equal monthly installments over 48 months after issuance.
(2)On April 3, 2020, May 31, 2020, August 31, 2020 and November 30, 2020, we issued 16,383, 3,730, 4,018 and 6,677 restricted stock units, respectively, for Mr. Murphy’s 2020 quarterly stock bonus awards under his employment agreement. The stock was initially valued at $10,138, $9,097, $18,161, and $24,394 and vests in equal monthly installments over 36 months after issuance.
(3)On April 1, 2022, May 19, 2022, August 16, 2022, and November 18, 2022, we issued 9,851, 3,666, 6,740, and 6,847 restricted stock units for Mr. Murphy’s quarterly stock bonus awards under his employment agreement. On August 27, 2022, the Company issued 50,000 restricted stock units for Mr. Murphy’s annual stock award under his employment agreement. The stock was initially valued at $179,340 and vests monthly over 48 months after issuance. As of December 31, 2022, 81,512 restricted stock units are unvested with a total market value of $177,041 based on the closing stock price of $2.17.
(4)All restricted stock units convert to an equal number of common stock shares upon vesting. On January 3, 2020, we issued 21,249 restricted stock units for Mr. Schram’s annual stock bonus award under his employment agreement. The stock was initially valued at $23,739 and vests in equal monthly installments over 48 months after issuance.
(5)On January 1, 2022, we issued 4,664 restricted stock units for Mr. Schram’s annual stock bonus award under his employment agreement. The stock was initially valued at $25,000 and vests in equal monthly installments over 12 months after issuance.
(6)On April 1, 2022, May 19, 2022, August 16, 2022, and November 18, 2022, we issued 1,642, 641, 1,123, and 1,141 restricted stock units, respectively, for Mr. Schram’s 2022 quarterly stock bonus awards under his employment agreement. The stock was initially valued at $10,836, $2,741, $4,538, and $3,036, and vests monthly over 12 months after issuance. As of December 31, 2022, 14,735 issued shares of restricted stock are unvested with a total market value of $32,002 based on the closing stock price of $2.17 on December 31, 2022.
(7)All restricted stock units convert to an equal number of common stock shares upon vesting. On August 17, 2021 and November 16, 2021, the Company issued 1,072 and 688 restricted stock units for Mr. Biere’s quarterly stock bonus awards under his employment agreement. The stock was initially valued at $8,101 and $6,635 and vests in equal monthly installments over 36 months after issuance.
(8)On April 1, 2022, the Company issued 3,788 restricted stock units for Mr. Biere’s annual stock award under his employment agreement. The stock was initially valued at $25,000 and has cliff vesting of 25% at one year and then quarterly over 36 months.
(9)On April 1, 2022, May 19, 2022, August 16, 2022 and November 18, 2022, the Company issued 3,619, 1,845, 3,236, and 3,287 restricted stock units for Mr. Biere’s quarterly stock award under his employment agreement. The stock was initially valued at $23,885, $7,894, $13,071, and $8,745 and vest quarterly over 36. As of December 31, 2022, 15,376 restricted stock units are unvested with a total market value of $33,396 based on the closing stock price of $2.17 on December 31, 2022.

Equity Incentive Plans
    In May 2011, the Board adopted the 2011 Equity Incentive Plan of IZEA, Inc., which was amended and restated in 2020 (the “May 2011 Plan”). The May 2011 Plan allows us to award restricted stock, restricted stock units and stock options, covering up to 1,875,000 shares of common stock as incentive compensation for our employees and consultants. On August 22, 2011, the Board adopted the 2011 B Equity Incentive Plan (the “August 2011 Plan”) reserving 1,094 shares of common stock for issuance under the August 2011 Plan. As of December 31, 2022, an aggregate of 616,037 shares of common stock have been issued in respect of exercised and vested awards under the May 2011 Plan and the August 2011 Plan. The August 2011 Plan expired in 2021 and no new grants may be made thereunder. All shares have been adjusted for the reverse stock split dated June 16, 2023.

    Under both the May 2011 Plan and the August 2011 Plan, the Board determines the exercise price to be paid for the option shares, the period within which each award may be exercised, and the terms and conditions of each award, including any future vesting restrictions. The exercise price of incentive and non-qualified stock options may not be less than 100% of the fair market value per share of our common stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share of an incentive stock option must be equal to or exceed 110% of fair market value. Unless otherwise determined by the Board at the time of grant, the purchase price is set at the fair market value of our common stock on the grant date (or the last trading day prior to the grant date, if it is awarded on a non-trading day). Additionally, the term is set at ten years and the option typically vests on a straight-line basis over the requisite service period as follows: 25% one year from the date of grant with the remaining vesting monthly, in equal increments over the following three years. We issue new shares for any stock awards or options exercised under our 2011 Equity Incentive Plans.

    Our 2014 Employee Stock Purchase Plan (the “ESPP”) provides for the issuance of up to 125,000 shares of our common stock, adjusted for the reverse stock split dated June 16, 2023. Any employee regularly employed by us for 90 days or more on a full-time or part-time basis (20 hours or more per week on a regular schedule) is eligible to participate in the ESPP. The ESPP operates in successive six-month offering periods commencing at the beginning of each fiscal year half. Each eligible employee who has elected to participate may purchase up to 10% of their annual compensation in common stock not to exceed $21,250 annually or 2,000 shares per offering period. The purchase price will be the lower of (i) 85% of the fair market value of a share of common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of common stock on the last day of the offering period. The ESPP will continue until January 1, 2024, unless otherwise terminated by our Board. As of December 31, 2022, 34,227 shares have been issued under the ESPP.

The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c) (1)
Equity compensation plans approved by security holders	745,579	$11.32	595,502

(1)	As of December 31, 2022, we had 595,502 shares of common stock available for future issuance under our May 2011 Equity Incentive Plan
As of August 17, 2023, we had 15,388,068 shares of common stock issued, which includes 0 shares of unvested restricted stock, outstanding stock options to purchase 344,706 shares of our common stock at an average exercise price of $9.52 per share and unvested restricted stock units of 573,235 shares with an intrinsic value of $1,209,526.

Pay Versus Performance

For the purposes of this section, we have elected to take advantage of certain of the scaled disclosure available to the Company for smaller reporting companies. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to certain individuals by the Company and certain financial performance of the Company.

For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Executive Compensation section of this proxy statement.

Fiscal Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On Company Total Shareholder Return[5]	Net Income[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$714,915	$497,718	$515,729	$460,821	$39	$(4,469,498)
2021	1,157,632	1,106,384	496,020	642,223	75	(3,140,621)

1	This column represents the amount of total compensation reported for Edward H. Murphy (our Chairman, President, and Chief Executive Officer) for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. Please refer to the Summary Compensation Table in this proxy statement.
2
 This column represents the amount of “compensation actually paid” to Mr. Murphy, as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Murphy during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Murphy’s total compensation for each fiscal year to determine the “compensation actually paid”:

Fiscal Year	Reported Summary Compensation Table Total for PEO(a)	Reported Summary Compensation Table Value of PEO Equity Awards(b)	Adjusted Value of Equity Awards(c)	Compensation Actually Paid to PEO
2022	$714,915	$305,493	$88,296	$497,718
2021	1,157,632	755,646	704,398	1,106,384

(a)	This column represents the amount of total compensation reported for Mr. Murphy for each corresponding fiscal year in the “Total” column of the Summary Compensation Table. Please refer to the Summary Compensation Table in this proxy statement.
(b)	This column represents the grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year. Please refer to the Summary Compensation Table in this proxy statement.
(c)	This column includes an adjustment to the amounts in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year (a “Subject Year”). For a Subject Year, the adjusted value replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for Mr. Murphy to arrive at “compensation actually paid” to Mr. Murphy for that Subject Year. The adjusted amount is determined by adding (or subtracting, as applicable) the following for that Subject Year: (i) the fiscal year-end fair value of any equity awards granted in the Subject Year that are outstanding and unvested as of the end of the Subject Year; (ii) the amount of change as of the end of the Subject Year (from the end of the prior fiscal year) in the fair value of any awards granted in prior fiscal years that are outstanding and unvested as of the end of the Subject Year; (iii) for awards that are granted and vest in the Subject Year, the fair value as of the vesting date; (iv) for awards granted in prior fiscal years that vest in the Subject Year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in the fair value; (v) for awards granted in prior fiscal years that are determined to fail to meet the applicable vesting conditions during the Subject Year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the Subject Year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the Subject Year. The amounts added or subtracted to determine the adjusted average amount are as follows:

Fiscal Year	Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year	Fiscal Year over Fiscal Year Change in Fair Value of Outstanding and Unvested Equity Awards at Fiscal Year End Granted in Prior Fiscal Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Fiscal Year	Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Fiscal Year	Adjusted Value of Equity Awards
2022	$146,180	$(87,967)	$28,432	$1,651	$—	$—	$88,296
2021	$362,281	$61,537	$269,088	$11,492	$—	$—	$704,398

The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to, (1) for restricted stock, the closing price of our common stock on the applicable measurement date, (2) for performance-based restricted stock units (excluding market-conditioned (relative total shareholder return (TSR) based) performance-based restricted stock units), the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such date, (3) for market-conditioned performance-based restricted stock units, a Monte Carlo simulation as of the applicable measurement date and (4) for stock options, the fair value or change in fair value, as applicable, was determined by utilizing the Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date.

3	This column represents the average of the amounts reported for the Company’s named executive officers as determined in accordance with Item 402(m)(2) of Regulation S-K as a group (excluding Mr. Murphy) (NEOs), as reported in the “Total” column of the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in the Company’s proxy statement for the applicable fiscal year. The names of each of the NEOs (excluding Mr. Murphy) included for purposes of calculating the average amounts in each applicable fiscal year are as follows: (i) for 2022, Messrs. Schram and Biere; and (ii) for 2021, Messrs. Schram and Biere.
4	This column represents the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Murphy), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Murphy) during the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Murphy) for each fiscal year to determine the compensation actually paid, using the same adjustment methodology described above in Note 2(c):

Fiscal Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs (a)	Average Reported Summary Compensation Table Value of Non-PEO NEO Equity Awards(b)	Average Non-PEO NEO Adjusted Value of Equity Awards(c)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$515,729	$62,374	$7,466	$460,821
2021	496,020	73,971	220,174	642,223

(a)	This column represents the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Murphy) in the “Total” column of the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in this proxy statement for the applicable fiscal year.
(b)	This column represents the average of the total amounts reported for the NEOs as a group (excluding Mr. Murphy) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable fiscal year. Please refer to the Summary Compensation Table in this proxy statement for the applicable fiscal year.
(c)	This column includes an adjustment to the average of the amounts reported for the NEOs as a group (excluding Mr. Murphy) in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table in each applicable fiscal year determined using the same methodology described above in Note 2(c). For each fiscal year, the adjusted value replaces the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for each NEO (excluding Mr. Murphy) to arrive at “compensation actually paid” to each NEO (excluding Mr. Murphy) for that fiscal year, which is then averaged to determine the average “compensation actually paid” to the NEOs (excluding Mr. Murphy) for that fiscal year. The amounts added or subtracted to determine the adjusted average amount are as follows:

Fiscal Year	Average Fiscal Year End Fair Value of Equity Awards Granted in the Fiscal Year	Average Fiscal Year over Fiscal Year Change in Fair Value of Outstanding and Unvested Equity Awards at Fiscal Year End Granted in Prior Fiscal Years	Average Fair Value as of Vesting Date of Equity Awards Granted in the Fiscal Year and Vested in the Fiscal Year	Average Change in Fair Value of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	Average Fair Value at the End of the Prior Fiscal Year of Equity Awards that Failed to Meet Vesting Conditions in the Fiscal Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation in the Summary Compensation Table for the Fiscal Year	Adjusted Average Value of Equity Awards
2022	$21,742	$(23,030)	$7,865	$889	$—	$—	$7,466
2021	71,437	148,043	292	402	—	—	220,174

5	This column represents cumulative Company TSR. Company TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2021 and 2021-2022), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
6	This column represents the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.
Description of the Information Presented in the Pay versus Performance Table
As described in greater detail in the Executive Compensation section of this proxy statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance (as described in greater detail in the Executive Compensation section of this proxy statement), not all of those Company measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular fiscal year. Compensation actually paid is influenced by numerous factors, including but not limited to the timing of new grant issuances and outstanding grant vesting, share price volatility during the fiscal year, our mix of short-term and long-term metrics, and many other factors. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative Company TSR
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $497,718 and 1,106,384 for 2022 and 2021, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Murphy), as computed in accordance with Item 402(v) of Regulation S-K, was $460,821 and $642,223 for 2022 and 2021, respectively. The TSR of the Company, assuming an initial fixed $100 investment and computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $39 and $75 for 2021-2022 and 2021, respectively. Please see Note 5 above for additional information related to the computation of Company TSR.
Compensation Actually Paid and Company Net Income
The compensation actually paid to our PEO, as computed in accordance with the requirements of Item 402(v) of Regulation S-K, was $497,718 and $1,106,384 for 2022 and 2021, respectively. The average amount of compensation actually paid to the NEOs as a group (excluding Mr. Murphy), as computed in accordance with Item 402(v) of Regulation S-K, was $460,821 and $642,223 for 2022 and 2021, respectively. The Company’s net income, as computed in accordance with Item 402(v) of Regulation S-K and reflected in the Company’s audited financial statements for the applicable fiscal year, was $(4,469,498) and $(3,140,621) for 2022 and 2021, respectively.

Director Compensation

    The following table sets forth the cash compensation, as well as certain other compensation earned by each person who served as a non-employee director of IZEA during the year ended December 31, 2022:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Brian W. Brady (1)	$25,000	$25,000	$—	$50,000
John H. Caron (2)	$29,000	$25,000	$—	$54,000
Lindsay A. Gardner (3)	$25,000	$25,000	$—	$50,000
Daniel R. Rua (4)	$29,000	$25,000	$—	$54,000
Patrick J. Venetucci (5)	$28,000	$25,000	$—	$53,000
_______________
(1)In 2022, Mr. Brady received 5,297 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2022. Mr. Brady also received cash compensation of $25,000 in accordance with the non-employee director compensation program effected in March 2013.
(2)In 2022, Mr. Caron received 5,297 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2022. Mr. Caron also received cash compensation of $29,000 in accordance with the non-employee director compensation program effected in March 2013.
(3)In 2022, Mr. Gardner received 5,297 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2022. Mr. Gardner also received cash compensation of $25,000 in accordance with the non-employee director compensation program effected in March 2013.
(4)In 2022, Mr. Rua received 5,297 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2022. Mr. Rua also received cash compensation of $29,000 in accordance with the non-employee director compensation program effected in March 2013.
(5)In 2022, Mr. Venetucci received 5,297 shares of restricted stock originally valued at $25,000 upon issuance. The value of these shares was expensed as the shares vested in equal monthly installments from January through December 2022. Mr. Rua also received cash compensation of $28,000 in accordance with the non-employee director compensation program effected in March 2013.
_________________
Effective March 1, 2013, the disinterested members of the Board implemented a compensation program for the directors that entitles each serving non-employee director to receive the following compensation:
•An annual board retainer fee of $25,000 to be paid in restricted stock each calendar year earned equally over the year of service.
•A cash retainer fee of $20,000 per year, payable in cash or restricted stock.
•Reimbursement of actual and necessary travel and related expenses in connection with attending in-person Board meetings.
•A $1,000 per meeting fee for all meetings of the Board, subject to a $6,000 annual cap.
•A $1,000 per Audit Committee meeting fee, subject to a $4,000 annual cap.

    Directors who are also employees of the Company are not paid for their service as directors.

Effective January 1, 2023, the Board amended the compensation program for each serving non-employee director to receive the following compensation:
•An annual board retainer fee of $60,000 to be in restricted stock issued in $15,000 increments on the last day of each quarter and priced at fair market value, vesting immediately.
•A cash retainer fee of $35,000 per year.
•A standard fee of $5,500 per year paid out to each Audit Committee member, except with regard to the Audit Committee Chair, who shall receive a fee of $15,000 per year.
•A standard fee of $4,500 per year paid out to each Compensation Committee member, except with regard to the Compensation Committee Chair, who shall receive a fee of $10,000 per year.
•A standard fee of $3,000 per year paid out to each Nominating & Corporate Governance Committee member, except with regard to the Nominating & Corporate Governance Committee Chair, who shall receive a fee of $5,500 per year.

Certain Relationships and Related Transactions

We review all transactions involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members are participants to determine whether such person has a direct or indirect material interest in the transaction. All directors, director nominees and executive officers must notify us of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction is then reviewed by either the Board as a whole or the Audit Committee, which determines whether or not to approve the transaction. After such review, the reviewing body approves the transaction only if it determines that the transaction is in, or not inconsistent with, the best interests of our Company and our shareholders.

Certain Transactions

    There have been no transactions since January 1, 2021 or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our respective officers, directors, beneficial owners of more than 5% of our outstanding common stock or their family members had or will have a direct or indirect material interest.

HOUSEHOLDING OF PROXY MATERIALS
    To reduce costs and the environmental impact of the Annual Meeting, a single Notice of Internet Availability, or proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Corporate Secretary at 407-985-2935 or at 1317 Edgewater Drive, #1880, Orlando, Florida 32804. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

STOCKHOLDER PROPOSALS
    We must receive proposals of stockholders to be considered for inclusion in the proxy statement and form of proxy relating to the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) no later than April 10, 2024. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals must be delivered to our Corporate Secretary at 1317 Edgewater Drive, #1880, Orlando, Florida 32804.
In addition to satisfying the foregoing requirements under our by-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than August 4, 2023.
    Proxies for the 2024 Annual Meeting will confer discretionary authority to vote with respect to any stockholder proposals of which we do not receive notice at least 45 days prior to the anniversary of the date of mailing of the prior year’s proxy statement, without any discussion of such matter in the proxy statement. In connection with the 2024 Annual Meeting, if we do not receive notice of a stockholder proposal on or before July 4, 2024 we will be permitted to use our discretionary voting authority as outlined above.

DELINQUENT SECTION 16(A) REPORTS

    Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who beneficially own more than 10% of its outstanding common stock to file initial reports of ownership with respect to the Company’s equity securities and reports of changes in such ownership with the SEC. SEC regulations require such persons to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon the Company’s review of the copies of the reports that it received and written representations that no other reports were required, the Company identified at least one report for each of the executive officers that was filed late due to administrative error. Each of the delinquent reports were for the issuance or vesting of restricted stock units per each officer’s compensation agreement.

Officer Name	Reporting Date	Filing Date	Section 16(a) Report
Edward Murphy, Ryan Schram, and Peter Biere	4/1/22	4/11/22	Form 4
Edward Murphy, Ryan Schram, and Peter Biere	6/30/22	7/6/22	Form 4
Edward Murphy, Ryan Schram, and Peter Biere	08/16/22	11/21/22	Form 4
Edward Murphy and Ryan Schram	10/31/22	11/3/22	Form 4
Peter Biere	10/31/22	11/4/22	Form 4

OTHER BUSINESS

    The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

IZEA WORLDWIDE, INC.
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 OF 2

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 10/16/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 10/16/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Edward H. (Ted) Murphy
02) Ryan S. Schram
03) Brian W. Brady
04) John H. Caron
05) Lindsay A. Gardner
06) Daniel R. Rua
07) Patrick J. Venetucci

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

02 0000000000

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000619139_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

IZEA Worldwide, Inc.

ANNUAL MEETING OF STOCKHOLDERS - OCTOBER 17, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of IZEA Worldwide, Inc., a Nevada corporation, hereby appoints Edward Murphy and Sandra Carbone, each with full power of substitution, as proxies, to vote all shares of common stock of IZEA that the stockholder would be entitled to vote on all matters that may properly come before IZEA's Annual Meeting of the Stockholders to be held at 5:00 p.m., local time, on Tuesday, October 17, 2023 (the "Annual Meeting") at Hilton Garden Inn, located at 1275 Lee Road, Winter Park, FL 32789 and any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting. If any other matters properly come before the meeting within 45 days of the date thereof, the persons named in this proxy will vote in their discretion.

This proxy when properly executed and returned will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board. The proxies are also authorized to vote upon such other matters as may properly come before the Annual Meeting in accordance with their discretion.

0000619139_2 R1.0.0.6

Continued and to be signed on reverse side